                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Kewaunee Scientific Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                        KEWAUNEE SCIENTIFIC CORPORATION
                            2700 West Front Street
                    Statesville, North Carolina 28677-2927



ELI MANCHESTER, JR.
Chairman and
Chief Executive Officer

                                                                   July 20, 2000

TO OUR STOCKHOLDERS:

          You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the "Company"), which will be held on the 37th floor at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois, on August 23, 2000, at 10:00 A.M. Central Daylight Time.

          At the meeting, management will review with you the Company's past year's performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

          To assure that your shares are represented at the meeting, please vote, sign and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.

          The Company's 2000 Annual Report to Stockholders is enclosed.


                                Sincerely yours,

                                /s/  Eli Manchester, Jr.

                        KEWAUNEE SCIENTIFIC CORPORATION

                            ______________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 to be held on
                                August 23, 2000

          The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held on the 37th floor at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois, on August 23, 2000, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

          (1)  To elect three Class II directors;

          (2) To consider and vote on a proposal to adopt the 2000 Key Employee Stock Option Plan set forth as Appendix A to the accompanying proxy statement;

          (3) To transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on July 7, 2000 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of Bell, Boyd & Lloyd, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

          It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                        D. MICHAEL PARKER
                                        Secretary

July 20, 2000

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

          Please vote, date and sign the enclosed proxy and return it promptly in the enclosed envelope.
--------------------------------------------------------------------------------

                        KEWAUNEE SCIENTIFIC CORPORATION
                    STATESVILLE, NORTH CAROLINA 28677-2927

                                PROXY STATEMENT

          The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on the 37th floor of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, on August 23, 2000, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

          The Company's principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

          The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 20, 2000.

                             ELECTION OF DIRECTORS

          Three Class II directors are to be elected at the meeting. The Board of Directors, at its meeting on June 13, 2000, upon the recommendation of the Nominating Committee, selected John C. Campbell, Jr., James T. Rhind, and William A. Shumaker as nominees for re-election as directors at the annual meeting, each to serve for a three-year term. All of the nominees are serving as directors as of the date of this Proxy Statement. The Class I and III directors named below have terms which expire in 2002 and 2001, respectively.

          The three nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the three nominees named below. If due to circumstances not now foreseen, any of the nominees become unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Nominees to serve until annual meeting of stockholders in 2000 (Class II):

JOHN C. CAMPBELL, JR., 57, was elected a director of the Company in 1973.  Since
     May 1995, Mr. Campbell has been engaged in private consulting. From May 1992 to May 1995, he was Chief Operating Officer, Executive Vice President and a director of Grounds For Play, Inc. of Arlington, Texas, a manufacturer of specialty equipment for children's playgrounds.

JAMES T. RHIND, 78, was elected a director of the Company in 1966.  Since
     January 1, 1993, he has been engaged in the practice of law as of counsel to the law firm of Bell, Boyd &

     Lloyd LLC, Chicago, Illinois, counsel to the Company. Prior thereto, he was a partner in that firm.

WILLIAM A. SHUMAKER, 52, was elected President of the Company in August 1999 and a director of the Company in February 2000. He has served as the Company's Chief Operating Officer since August 1998 when he was also elected Executive Vice President. He served as General Manager of the Company's Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing.

Directors to serve until annual  meeting of stockholders in 2002 (Class I):

MARGARET BARR BRUEMMER, 48, was elected a director of the Company in February
     1995. Ms. Bruemmer has been engaged in the practice of law in Milwaukee, Wisconsin as a sole practitioner for more than five years and has been Trustee of the Allis-Chalmers Corporation Product Liability Trust since June 1996.

WILEY N. CALDWELL, 73, was elected a director of the Company in 1988. From 1984 to 1992, when he retired, he was President of W.W. Grainger, Inc., a distributor of electrical and mechanical equipment. He is also a director of Consolidated Papers, Inc.

THOMAS F. PYLE, 59, was elected a director of the Company in 1987.  Since
     September 1996, Mr. Pyle has been Chairman of The Pyle Group, LLC, a financial service and investment company. From 1982 to August 1996, he was Chairman of the Board, President, Chief Executive Officer and principal owner of RAYOVAC Corporation, a manufacturer of batteries and battery-operated lighting devices. He is also a director of Johnson Worldwide Associates.

Directors to serve until annual  meeting of stockholders in 2001 (Class III):

KINGMAN DOUGLASS, 76, was elected a director of the Company in 1986. He has been engaged as a consultant in corporate counseling since 1986.

ELI MANCHESTER, JR., 69, was elected a director of the Company in November 1990.
     He was elected President and Chief Executive Officer of the Company in July 1990. In August 1999 he was elected Chairman, retaining the position of Chief Executive Officer.

          Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years. Mr. Campbell is the first cousin of Laura Campbell Rhind, wife of Mr. Rhind.

          The Board of Directors has set the size of the Board of Directors at eight members, divided into three classes. The Company's certificate of incorporation provides that the three classes shall be as nearly equal in number as possible.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
                                                ---
                    OF THE FOREGOING NOMINEES FOR DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD

          The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company's business and activities by reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the President and other Company officers. The Board is regularly advised of actions taken by the Executive Committee and other committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company's fiscal year ended April 30, 2000, the Board of Directors held six meetings.

          The four standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee and the Financial/Planning Committee, the functions and membership of which are described below.

          The Executive Committee, consisting of Messrs. Rhind (Chairman), Campbell, Manchester and Shumaker and Ms. Bruemmer, exercises the authority of the Board between meetings of the full Board, subject to the limitations of the Delaware General Corporation Law. It also acts as the Nominating Committee of the Board. The Nominating Committee's function is to make recommendations to the full Board with respect to candidates for Board membership, officers of the Company, and Board committee membership. The Nominating Committee will consider as prospective Board nominees persons brought to its attention by officers, directors and stockholders. Proposals may be addressed to the Nominating Committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. The Executive Committee met two times during the Company's last fiscal year.

          The Audit Committee, consisting of Messrs. Douglass (Chairman) and Campbell and Ms. Bruemmer, performs the responsibilities and duties described in the company's Audit Committee Charter included as Appendix B and is responsible for recommending annually to the Board of Directors a firm of independent public accountants; reviewing the overall scope of audits and the annual financial statements of the Company and reporting to the full Board on the Committee's conclusions; and making inquiries of the independent accountants and the Company's financial officers and reporting to the full Board concerning accounting methods, policies and financial and operating controls. The Audit Committee met once during the Company's last fiscal year.

          The Compensation Committee, consisting of Messrs. Caldwell (Chairman), Douglass, Pyle and Rhind, considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of officers of the Company; short- and long-range compensation programs for officers and other key employees of the Company; benefit programs for all employees of the Company; and stock option grants to key employees. The Compensation Committee also acts as the Stock Option Committee, administering and interpreting the stock option plans for officers and other key employees. The Compensation Committee met once during the Company's last fiscal year.

          The Financial/Planning Committee, consisting of Messrs. Pyle (Chairman), Caldwell, Douglas, Manchester and Shumaker and Ms. Bruemmer, reviews and provides recommendations to the Board of Directors with respect to the annual budget for the Company, the Company's strategic plan and certain major expenditures of the Company. The Financial/Planning Committee also reviews the investment results of the Company's retirement plans. The Financial/Planning Committee met three times during the Company's last fiscal year.

          In the Company's last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

DIRECTOR COMPENSATION

          Each director who is not an employee of the Company receives for his services as such an annual retainer of $17,000 plus a fee of $1,000 for each day of Board and/or committee meetings attended, a multiple-meeting fee of $1,250 and a $500 fee for telephone meetings. In addition, the Chairmen of the Audit, Compensation and Financial/Planning Committees receive an annual fee of $1,500. Payment of such fees may be deferred at the request of a director. All directors are reimbursed for their expenses for each Board and committee meeting attended. Under the Company's 1993 Stock Option Plan for Directors, each of the Company's non-employee directors was granted a one-time option to purchase 5,000 shares of the Company's common stock. These options became exercisable in 25% increments on August 1 of each of the next four years after the date of grant, and have since been exercised in full by each director.

          Non-employee directors may also elect to participate in the Company's health insurance program. During the last fiscal year, Mr. Campbell participated in this program.

          Directors who are employees of the Company receive no compensation for serving as directors.

                            EXECUTIVE COMPENSATION

CERTAIN SUMMARY COMPENSATION INFORMATION

          The following table sets forth certain information for each of the fiscal years ended April 30, 2000, April 30, 1999 and April 30, 1998, with respect to the compensation of the Chief Executive Officer and the Company's four other most highly compensated executive officers (the "named executive officers") in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                             Compensation
                                                                                Awards
                                                                             -------------
                                                                              Securities         All Other
Name and                       Fiscal            Annual Compensation          Underlying       Compensation
                                         ---------------------------------
Principal Position              Year     Salary ($)  Bonus ($)   Other ($)    Options (#)        ($) (1)
------------------             ------    ---------   ---------   ---------    ------------     ------------
Eli Manchester, Jr.              2000     285,600           -           -               -         19,665
 Chairman & Chief                1999     284,666     205,576           -           7,500         20,033
 Executive Officer               1998     273,332     216,000           -           5,000         16,224

William A. Shumaker              2000     192,200           -           -           5,000         11,261
 President & Chief               1999     178,750      89,308           -           5,000          9,203
 Operating Officer               1998     158,459      62,551           -           3,000          4,346

D. Michael Parker                2000     138,130           -           -           4,000          7,452
 Vice President-Finance,         1999     132,166      47,723           -           4,000          7,292
 Chief Financial Officer,        1998     126,667      50,000           -           2,500          6,411
 Treasurer and Secretary

Kurt P. Rindoks                  2000     119,864           -           -           3,000          6,736
 Vice President-Engineering      1999     116,003      47,152           -           3,000          6,272
 and General Manager,            1998     102,667      40,000           -           2,000          5,229
 Resin Materials Division

James J. Rossi                   2000     116,826           -           -           3,000          6,313
 Vice President-                 1999     113,696      41,018           -           3,000          6,311
 Human Resources                 1998     110,116      43,611           -           2,000          5,612

---------------------------
(1) The amount listed for each named executive officer consists of matching contributions made by the Company during the year on behalf of that executive officer to the Company's (i) Incentive Savings Plan and (ii) Executive Deferred Compensation Plan. The separate amounts paid during fiscal year 2000 for each named executive officer are, respectively: Mr. Manchester - $3,200 and $16,465; Mr. Shumaker - $3,247 and $8,014; Mr.
     Parker - $3,242 and $4,210; Mr. Rindoks- $3,206 and $3,530; and Mr. Rossi- $2,967 and $3,346.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth certain information with respect to options granted under the Company's 1991 Key Employee Stock Option Plan during fiscal year 2000 to each named executive officer.

                       OPTION GRANTS IN FISCAL YEAR 2000

                            # of         % of Total                                            Potential Realized Value
                         Securities        Options                                             at Assumed Annual Rates
                         Underlying      Granted to         Exercise                         of Stock Price Appreciation
                          Options         Employees         Price Per        Expiration          for Option Term (2)
                                                                                                 -------------------
       Name             Granted (1)    in Fiscal Year       Share ($)           Date             5% ($)      10% ($)
       ----             -----------    ---------------      ---------           ----             -------------------
Eli Manchester, Jr.              -             -                   -                 -                 -           -
William A. Shumaker          5,000          17.8%             10.375           8/25/09            32,624      82,676
D. Michael Parker            4,000          14.2%             10.375           8/25/09            26,099      66,141
Kurt P. Rindoks              3,000          10.7%             10.375           8/25/09            19,574      49,606
James J. Rossi               3,000          10.7%             10.375           8/25/09            19,574      49,606

___________________
(1) All options were granted at fair market value on the grant date. Options become exercisable in 25% increments on the first through fourth anniversaries of the grant date. Exercisability of options is accelerated in the event of a "change of control" of the Company as defined in the Plan.

(2) These amounts represent hypothetical gains that could be achieved for options if they are exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options are granted to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS


          The following table sets forth certain information with respect to options exercised during fiscal year 2000 by the named executive officers and with respect to options held at the end of the year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                     AND OPTION VALUES AT FISCAL YEAR-END

                                                                  Number of Securities         Value of Unexercised
                           Shares                                Underlying Unexercised        In-the-Money Options
                          Acquired              Value           Options at April 30, 2000    at April 30, 2000 ($) (2)
                                                               --------------------------    --------------------------
         Name           on Exercise       Realized ($) (1)     Exercisable  Unexercisable    Exercisable  Unexercisable
         ----           -----------       ----------------     --------------------------    --------------------------
Eli Manchester, Jr.         7,500              34,375              1,875       10,625             2,696       45,279
William A. Shumaker         2,500              16,875             19,000       11,500           164,228       40,631
D. Michael Parker           3,500              24,031              8,500        9,500            71,574       35,161
Kurt P. Rindoks             3,500              23,281              1,750        7,000             6,392       24,910
James J. Rossi              2,250              13,031              9,250        7,000            76,521       24,910

___________________
(1) Based on the difference between the exercise price and the fair market value of the Company's stock at the date of exercise.

(2) Based on the difference between the closing price of the Company's stock on April 30, 2000 and the exercise price of the options for each optionee.

RETIREMENT PLAN

          The executive officers of the Company participate in the Company's Retirement Plan. The Retirement Plan provides retirement benefits for participating employees which are calculated with reference to years of service and final average monthly compensation (salary and bonus). The benefit amount is calculated as 40% of the 10-year final average annual compensation minus 50% of the Primary Social Security Benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Retirement Plan may elect among several payment alternatives. The following table shows estimated annual benefits payable to employees with the indicated years of service and final average annual compensation. The estimated annual benefits are based upon the assumption that the Retirement Plan will continue in effect, without change, that the participant retires at age 65, and that the participant does not elect any alternate payment option under the Retirement Plan. To the extent ERISA rules restrict the amount otherwise payable under the Plan, the amount in excess of the restrictions will be paid by the company under the provisions of the Company's Pension Equalization Plan. At April 30, 2000, the credited years of service under the Retirement Plan for Messrs. Manchester, Shumaker, Parker, Rindoks and Rossi were 9.6, 6.6, 9.7, 14.5, and 16.5, respectively.

Final Average                          Years of Service
                    --------------------------------------------------------
Compensation           10       15       20        25        30        35
------------           --       --       --        --        --        --
  $500,000          $63,800  $95,700  $127,600  $159,500  $191,400  $191,400
   400,000           50,470   75,700   100,930   126,170   151,400   151,400
   300,000           37,130   55,700    74,270    92,840   111,400   111,400
   200,000           23,800   35,700    47,600    59,500    71,400    71,400
   100,000           10,470   15,700    20,930    26,170    31,400    31,400

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board, which consists of four non-employee directors of the Company, considers and provides recommendations to the full Board of Directors with respect to salaries and other compensation programs for executive officers of the Company.

          The objective of the Company's executive compensation program is to attract, motivate, reward and retain management talent critical to the Company's achievement of its objectives. Salaries and other compensation for the Company's executive officers are based on each executive officer's responsibilities, level of experience, and performance over time, as well as on the recommendation of the Chief Executive Officer. In order to assure that salaries and compensation remain competitive, the Company subscribes to and consults various published surveys on executive compensation.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other most highly compensated officers to $1 million per year for each such executive. These deductibility levels are not relevant to the Company at the current levels of compensation of its executive officers.

EXECUTIVE OFFICER COMPENSATION

          The Company's compensation program for executive officers has four principal components which are discussed below.

Base Salary

          The base salary of each of the executive officers, other than the Chief Executive Officer, is determined after considering the compensation levels of management personnel with similar responsibilities at other companies, utilizing compensation surveys for manufacturing and service companies with generally similar annual sales volume. As these surveys are broad-based, they include companies other than those comprising the Similar Market Capitalization Index used in the Performance Graph below. Using the compensation surveys, a salary range consisting of minimum, mid-point and maximum reference points is established for each executive officer. The base salary for each executive officer is then determined by considering the particular qualifications of the executive holding the position, his level of experience, and his sustained performance over time.

Annual Incentive Compensation

          All of the Company's executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer's achievement of established personal goals to the degree determined by the Board of Directors upon the recommendation of the Chief Executive Officer.

          At the beginning of each fiscal year, the Board of Directors approves earnings goals for the Company for such year and, upon recommendation of the Compensation Committee, establishes specified percentages of the executive officers' beginning-of-the-year base salaries that will be available for bonuses if the Company achieves specified earnings goals and the executive officers achieve their personal goals. The percentages increase as the earnings reach various established levels. As the Company did not meet its established earnings goals under the incentive bonus plan, no cash bonus was paid to any executive officer for fiscal year 2000.

Stock Option Plans

          The Company uses stock options as its primary long-term incentive plan for executive officers. Stock options provide executive officers with an incentive to improve the operations and increase profits of the Company, along with the opportunity to acquire and build an ownership interest in the Company. The exercise price of stock options may not be less than the fair market value of the Company's common stock on the date of the grant of such option. Individual awards are based on an individual's performance, his or her comparative base salary level and the number of stock option grants previously made. Stock option awards are normally made annually in August by the Board of Directors, based on the recommendations of the Chief Executive Officer and the Compensation Committee.

Other Compensation Plans

          Each of the Company's executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various group compensation and benefit plans. Benefits under these plans are not directly, or indirectly, tied to employee or Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

          The Chief Executive Officer's compensation includes base salary, incentive compensation, stock options, and benefits under various group plans. The Compensation Committee considers Mr. Manchester's leadership an important factor in the success of the Company. In establishing his base salary and stock option grant, the Compensation Committee considers operating results for the prior year and the current year, development of the Company's business through a strong management team, operational improvements, and the price of the Company's common stock. At Mr. Manchester's request, his base salary remained unchanged at $285,600 during fiscal year 2000, and he also declined a stock option award. The CEO's annual incentive compensation is determined pursuant to the Company's incentive bonus plan. As the Company did not meet its established earnings goals under the incentive bonus plan, no cash bonus was paid to Mr. Manchester for fiscal year 2000.


                                COMPENSATION COMMITTEE MEMBERS
                                Wiley N. Caldwell, Chairman
                                Kingman Douglass
                                Thomas F. Pyle
                                James T. Rhind

                               PERFORMANCE GRAPH

          The graph below sets forth a comparison of the Company's annual stockholder return with the annual stockholder return of (i) the Nasdaq Market Index, and (ii) an index of all Nasdaq, non-financial companies with similar market capitalizations to the Company/1/. The graph is based on an investment
                                      -
of $100 on April 28, 1995 (the last trading day prior to the end of the Company's 1995 fiscal year) in the Company's common stock, assuming dividend reinvestment. The graph is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock. The graph and related data were furnished by Media General Financial Services, Richmond, Virginia.

                 Comparison of 5-Year Cumulative Total Return
             Kewaunee Scientific Corporation, NASDAQ Market Index
                    and Similar Market Capitalization Index

[GRAPH]

                                   4/28/95  4/30/96  4/30/97  4/30/98  4/30/99  4/28/00
                                   -------  -------  -------  -------  -------  -------
Kewaunee Scientific Corporation     100.00   145.00   207.58   521.11   426.53   580.78
Peer Group                          100.00   103.63   107.22    82.27    88.44    71.93
Nasdaq Market Index                 100.00   139.59   148.79   221.00   291.84   453.45

____________

/1/  In addition to the Company, the Similar Market Capitalization Index is
 -
comprised of the following companies: Amcor Limited; Canterbury Park Holding Corporation; Enterprise Oil PLC; HMG/Courtland Properties Inc.; Huntway Refining Company; London Pacific Group, Limited; North Coast Energy, Inc.; OTR Express, Inc.; P & F Industries, Inc.; Research, Incorporated; TAT Technologies Ltd.; TBA Entertainment Corporation; Telscape International Incorporated; and Uniview Technologies Corporation. Consistent with the prior year, the Company used for an index NASDAQ, non-financial companies with a market capitalization similar to that of the Company. This index was used because there exists no applicable published industry index or line-of-business index, and the Company does not believe it can reasonably identify a peer group of companies in its industry because the Company's primary competitors are either divisions of larger corporations or are privately owned.

                      AGREEMENTS WITH CERTAIN EXECUTIVES

          During fiscal year 2000, the Company entered into agreements with Messrs. Shumaker, Parker, Rossi and Rindoks that provide for the payment of compensation and benefits in the event of termination of their employment within three years following a Change of Control of the Company, as defined in the agreements. Each executive whose employment is so terminated will receive compensation if the termination of his employment was by the Company or its successor without cause, or by the executive for good reason, as defined in the agreements. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive's annual compensation with respect to Messrs. Rossi and Rindoks and two (2) times the executive's annual compensation with respect to Messrs. Shumaker and Parker. Upon a termination of employment occurring after the first anniversary of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Messrs. Rossi and Rindoks will be entitled to a lump-sum payment equal to one-half (1/2) of their annual compensation and Messrs. Shumaker and Parker will be entitled to a lump-sum payment equal to their annual compensation.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table contains information with respect to the "beneficial ownership" (as defined by the Securities and Exchange Commission) of shares of the Company's common stock, as of June 30, 2000, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

                                                               Shares      Percent
                                                            beneficially      of
Name                                                          owned (1)     class
----                                                          ---------     -----

Margaret Barr Bruemmer(2).................................        95,544       3.9%
Wiley N. Caldwell.........................................         5,500         *
John C. Campbell, Jr.(3)..................................        41,667       1.7%
Kingman Douglass..........................................        15,000         *
Eli Manchester, Jr........................................       102,500       4.1%
Thomas F. Pyle(4).........................................        16,000         *
James T. Rhind(5).........................................       386,351      15.7%
William A. Shumaker.......................................        35,000       1.4%
D. Michael Parker(6)......................................        21,375         *
Kurt P. Rindoks...........................................         9,533         *
James J. Rossi(7).........................................        15,825         *
Directors and executive officers as a group (11 persons)..       744,295      29.5%

-------------------
* Percentage of class is less than 1%.

(1) Includes shares which may be acquired within sixty (60) days from June 30, 2000 upon exercise of options by: Mr. Manchester - 7,500; Mr. Shumaker - 23,500; Mr. Parker - 12,375; Mr. Rindoks - 4,500; Mr. Rossi - 12,000; and
     all officers and directors as a group - 59,875.

(2) Includes 2,000 shares held as custodian for Ms. Bruemmer's children and 88,544 shares held by Ms. Bruemmer's husband.

(3) Includes 13,826 shares held by Mr. Campbell's wife, as to which shares he disclaims beneficial ownership.

(4)  Includes 8,000 shares in which Mr. Pyle shares voting and investment power.

(5) Includes 243,079 shares held by Mr. Rhind's wife, Laura Campbell Rhind, 44,080 shares held by a trust under the will of Ruth Haney Campbell, as to which Mrs. Rhind is a trustee and beneficiary, 44,910 shares held by two trusts of which Mr. Rhind is sole trustee, and 12,000 shares owned by a charitable foundation of which Mr. and Mrs. Rhind are two of three directors. Mr. Rhind disclaims beneficial ownership of all of such shares.

(6) Includes 9,000 shares in which Mr. Parker shares voting and investment power.

(7) Includes 2,750 shares in which Mr. Rossi shares voting and investment power.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table contains information with respect to the "beneficial ownership" (as defined by the Securities and Exchange Commission) of shares of the Company's common stock, as of June 30, 2000, by each person who is known by management of the Company to have been the "beneficial owner" of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

                                       Shares       Percent
                                    beneficially       of
Name                                    owned        class
----                                ------------    -------
Elizabeth B. Gardner.............     212,069(1)      8.6%
Laura Campbell Rhind.............     386,351(2)     15.7%
Dimensional Fund Advisors, Inc...     157,100(3)      6.4%
Ernest and Patricia R. Ohnell....     166,700(4)      6.8%

-------------------
(1) Includes 64,093 shares held by Mrs. Gardner as a trustee of certain irrevocable trusts for the benefit of her children, as to which shares she disclaims beneficial ownership, and 12,925 shares held by Mrs. Gardner's husband, as to which shares she disclaims beneficial ownership. Mrs. Gardner's address is 42 Logan Terrace, Golf, Illinois 60029.

(2) Includes 44,080 shares held as trustee and beneficiary of a trust under the will of Ruth Haney Campbell, 87,192 shares held by Mr. Rhind personally or as trustee and 12,000 shares held by a charitable foundation of which Mr. and Mrs. Rhind are two of three directors. Mr. and Mrs. Rhind and a third director share voting and investment power over the shares held by the charitable foundation, but disclaim beneficial ownership of them. Mrs. Rhind's address is 830 Normandy Lane, Glenview, Illinois 60025.

(3) The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 1999 according to a Schedule 13G filed with the Securities and Exchange Commission in February 2000. Dimensional Fund Advisors' address is 1299 Ocean Avenue, Santa Monica, California 90401.

(4) The shares owned by Ernest and Patricia R. Ohnell listed in the table are shown as being owned as of February 29, 2000 according to a Schedule 13D filed with the Securities and Exchange Commission in March 2000. Ernest Ohnell directly owns 127,700 shares and his wife, Patricia Ohnell, directly owns 39,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and 10% stockholders to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it and inquiries of such persons, the Company believes that all such filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

          PROPOSAL TO APPROVE THE 2000 KEY EMPLOYEE STOCK OPTION PLAN

     The board of directors adopted on June 13, 2000, and recommends that the stockholders approve, the 2000 Key Employee Stock Option Plan (the "2000 Plan").

     The 2000 Plan, a copy of which accompanies this proxy statement as Appendix A, is intended to replace the Company's 1991 Key Employee Stock Option Plan (the "1991 Plan"). The terms of the 2000 Plan are substantially similar to the terms of the 1991 Plan. The 2000 Plan is designed to secure for the Company and its stockholders the benefits of incentive inherent in the ownership of common stock of the Company by key employees who will be responsible for its future growth and continued success. If the 2000 Plan is approved by the stockholders, the final grant of options under the 1991 Plan will be made at the August 23, 2000 meeting of the Board of Directors and no future options will be granted under the 1991 Plan. It is expected, however, that substantially all of the options available under the 1991 Plan will have been granted as of such date. No options have been granted under the 2000 Plan.

     The 2000 Plan will be administered by the Board of Directors or, in its discretion, a committee (the "Committee") of three or more members of the Board of Directors (none of whom is or was at any time within one year before appointment to the Committee eligible to participate in the Plan). It provides for the issuances of both incentive stock options ("qualified options") within the meaning of Section 422 of the Internal Revenue Code of 1986, and options which do not qualify as incentive stock options ("non-qualified options"). The 2000 Plan authorizes the Board of Directors, until August 23, 2010, to grant options to purchase a total of not more than 100,000 shares of the Company's common stock to certain key employees of the Company and its subsidiaries (including officers, whether or not they are directors). The Committee also may grant substitute options, with the optionee's consent, at a different option price to replace previously granted options.

     The option price of an option granted under the 2000 Plan is to be determined by the Board of Directors at the time of grant but may not be less than the fair market value of the Company's common stock on the date of grant. Options may be exercised by giving written notice to the Company specifying the number of shares to be purchased, accompanied by the full purchase price in cash or by certified or cashier's check or, with the consent of the Board of Directors, through the surrender of previously-acquired shares of the Company's common stock. At the time of exercise of any option that is not a qualified option, an optionee must pay the Company at the time of exercise, an amount equal to any tax that the Company is required to withhold (less any amount withheld from the optionee's regular compensation in connection with such exercise).

     Options may be granted under the 2000 Plan for a term of not more than ten years and will be exercisable in such installments, at such time or times and subject to such conditions, as the Board of Directors in its discretion determines. In the event of a "change in control" of the Company, as defined under the 2000 Plan, all options outstanding granted under the 2000 Plan to optionees who are employees of the Company become immediately exercisable in full without regard to any installments. The foregoing does not apply to an option which contains performance standards as a condition upon exercise, except that in the event of a change in control the Board of Directors may waive the performance standards if it determines, in its sole discretion, that based on results of operations prior to the change in control, the standards would reasonably be expected to have been met within the relevant period or periods. In the event that any outstanding option for any reason expires or is terminated, the shares allocable to the unexercised portion of such option may again be optioned.

     The Board may amend or discontinue the 2000 Plan, except that no amendment or discontinuance may change or impair any option previously granted without the consent of the optionee, increase the maximum number of shares which may be purchased under the 2000 Plan, change the minimum purchase price, change the limitations on the option period, or increase the time limitation on the grant of options.

     In the event that the Company's shares of common stock are changed by a stock dividend, stock split or combination of shares, or a merger, consolidation or reorganization with another company in which holders of the Company's common stock receive other securities, or other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made in the number or kind of shares subject to unexercised options or available for options and in the purchase price for shares.

     Options are not transferable by the optionee otherwise than by will or the laws of descent and distribution. Options expire if the optionee's employment is terminated for "cause," which is defined in the 2000 Plan as dishonesty, disloyalty or gross misconduct. In the event an optionee dies while employed with the Company, the optionee's heirs, legatees or legal representatives, within one year after the date of death, may exercise the option in full if death occurred on or after the first anniversary of the option. If death occurred before the first anniversary of the option, the option may be exercised to the extent it was exercisable at the date of death. In the event of termination because of disability, the optionee may exercise the option within one year after such termination to the extent it was exercisable at the date of termination. In the event that an optionee retires, options held by the optionee may be exercised within three years of the date of retirement to the extent they were exercisable on the date of retirement. If the option so provided, if such retirement occurs after the first anniversary of the option, the option may be exercised in full during its specified term during the exercise period. In the event of termination other than for cause or by death, disability or retirement, the optionee may exercise the option within three months after such termination to the extent it was exercisable at the date of termination. Notwithstanding the foregoing, in no event is an option exercisable after the termination date specified in the option grant.

     With respect to non-qualified options granted under the 2000 Plan, the Company understands that under existing federal income tax law (i) no income will be recognized to the optionee at the time of grant, (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the stock purchased, and the Company will be entitled to a deduction equal to such amount, and (iii) assuming the shares received upon the exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss which will be long-term if the shares have been held longer than one year. In the case of an optionee who is subject to Section 16(b) of the Securities and Exchange Act of 1934 (an officer, director or ten percent stockholder) and who exercises an option less than 6 months after its date of grant, the amount of income recognized for federal income tax purposes (and the amount of the Company's deduction) will be determined by the fair market value of the stock purchased on the date which is six months after the date of exercise unless the optionee makes an election to use the stock's fair market value on the exercise date.

     Qualified options granted under the 2000 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986. The Company understands that under existing federal income tax law, if shares purchased pursuant to the exercise of a qualified option are not disposed of by the optionee within two years from the date of grant of the option or within one year after the transfer of the shares to him, then (i) no income will be recognized by the optionee upon either the grant or the exercise of the option, (ii) any gain or loss will be recognized by the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss, and (iii) the Company will not be entitled to a federal income tax deduction in connection with the grant or the exercise of the option. For purposes of computing the alternative minimum tax, the difference between the option price and the fair market value of the shares acquired upon exercise of a qualified option will increase the optionee's alternative minimum taxable income.

     If an optionee disposes of the shares acquired upon exercise of a qualified option within two years from the date of grant of the option or within one year after the transfer of the shares to him, ordinary income will be recognized to the optionee in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the selling price. The balance of the optionee's gain on such disposition, if any, will be taxed as capital gain. The Company will be entitled to a deduction in the year of disposition equal to the amount of ordinary income recognized to the optionee.

     The Board of Directors recommends approval of the 2000 Plan by stockholders. The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented at the Annual Meeting of Stockholders is necessary to adopt the 2000 Plan. Unless otherwise instructed, signed proxies returned in a timely manner will be voted for the 2000 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 PLAN.
                                           ---

                        INDEPENDENT PUBLIC ACCOUNTANTS

          PricewaterhouseCoopers LLP has been selected by the Board of Directors, upon the recommendation of its Audit Committee, to act as the Company's independent public accountants for the fiscal year ending April 30, 2001. PricewaterhouseCoopers LLP served as independent public accountants for the Company for the fiscal year ended April 30, 2000. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting and will be afforded an opportunity to make a statement if he desires to do so and to respond to questions by stockholders.

                       PROXIES AND VOTING AT THE MEETING

          The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the stock.

          At the close of business on July 7, 2000, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,465,871 shares of common stock of the Company outstanding and entitled to vote.

          Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

          The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the three nominees for director. Approval of any other matter submitted to the stockholders for their consideration at the meeting, including approval of the 2000 Plan, requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors, may have the same legal effect as a vote against the matter. With respect to the election of directors, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company's transfer agent will be used to tabulate votes.

          A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees for Class II directors.

                             STOCKHOLDER PROPOSALS

          The deadline for receipt of stockholder proposals for inclusion in the Company's 2001 proxy material is March 22, 2001. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder's name and address as it appears on the Company's records and the number of shares of the Company's common stock beneficially owned by such stockholder. In addition,
(i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                             FINANCIAL STATEMENTS

          The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2000 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                                 OTHER MATTERS

          Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

                                By Order of the Board of Directors

                                /s/  D. Michael Parker

                                D. MICHAEL PARKER
                                Secretary

July 19, 2000

                                                                      APPENDIX A

                        KEWAUNEE SCIENTIFIC CORPORATION
                      2000 KEY EMPLOYEE STOCK OPTION PLAN

                              ___________________

     The purpose of this Stock Option Plan (the "Plan") is to benefit KEWAUNEE SCIENTIFIC CORPORATION (the "Company") and its subsidiaries through the maintenance and development of top management by offering certain present and future executive and key personnel a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. Options granted under this Plan are intended to qualify as "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as stock options that are not incentive stock options, according to the designation at time of grant by the Board of Directors of the Company.

     1. Administration. The Plan shall be administered by the Board of Directors of the Company, whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may, in its discretion, delegate to a committee of three or more members of the Board (none of whom is or was at any time within one year before appointment to the Committee eligible to participate in the Plan) the authority to administer such matters under the Plan and options granted under the Plan as the Board of Directors may specify.

     2. Eligibility. Options shall be granted only to key employees of the Company and its subsidiaries (including officers, and including directors of the Company and its subsidiaries who are also employees), selected initially and from time to time thereafter by the Board of Directors on the basis of the special importance of their services in the management, development and operations of the Company or its subsidiaries. In the case of incentive stock options, no option shall be granted to any employee who, immediately after such option is granted, would own, within the meaning of section 422(b)(6) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, except that an option may be granted to such an employee if at the time the option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and the option by its terms is not exercisable after the expiration of five years from the date the option is granted.

     3. Granting of Options. The Board of Directors may grant options to purchase from the Company a total of not more than 100,000 shares of the common stock of the Company, subject to adjustment as provided in Paragraph 10. For incentive stock options granted under the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which options are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     No options shall be granted under the Plan subsequent to August 23, 2010.

     In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned. Shares subject to options may be made available from unissued or reacquired shares of common stock.

     The Board of Directors may, with the optionee's consent, grant substitute options at a different price or with different provisions to replace previously-granted outstanding options.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

     4. Option Price. The option price shall be determined by the Board of Directors and, subject to the provisions of Paragraph 2 and Paragraph 10 hereof, shall be not less than the fair market value, at the time the option is granted, of the stock subject to the option.

     5. Duration of Options, Increments and Extensions. Subject to the provisions of Paragraph 2 and Paragraph 8 hereof, each option shall be for such term of not more than ten years as shall be determined by the Board of Directors at the date of the grant. Each option shall become exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Board of Directors may in its discretion determine at the date of grant.

     Subject to the foregoing, the Board of Directors may in its discretion (i) accelerate the exercisability of any option or (ii) at any time prior to the expiration or termination of an option previously granted, extend the term of such option (including options held by officers or directors) for such additional period as the Board of Directors, in its discretion, shall determine; provided, however, that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

     6. Change in Control. Any option granted under the Plan to an optionee who is an employee of the Company or any of its subsidiaries on the date of a Change in Control shall be immediately exercisable in full on such date and thereafter during its specified term. The words "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

          (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation, reorganization or offer;

          (b) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before or after such sale; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company, was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     The provisions of this Paragraph 6 shall not apply to an option which contains performance standards as a condition upon exercise, except that in the event of a Change of Control the Board of Directors may waive the performance standards if it determines, in its sole discretion, that based on results of operations prior to the Change of Control, the standards would reasonably be expected to have been met within the relevant period or periods.

     7. Exercise of Option; Withholding. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash, or by certified or cashier's check, except that the Board of Directors may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be its fair market value at the close of business on the date preceding the date of exercise. The optionee shall pay the Company at the time of exercise an amount equal to any tax that the Company is required to withhold from the optionee upon exercise (less any amount withheld from the optionee's regular compensation in connection with such exercise).

     At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or the optionee's heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.

     8. Termination of Employment--Exercise Thereafter. Unless otherwise determined by the Board of Directors at the time of grant:

          (a) If the employment of an optionee with the Company or any of its subsidiaries terminates for any reason except discharge for cause, an option which is not an incentive stock option may be exercised as follows:

               (i) if the optionee's employment is terminated otherwise than by death, disability or retirement, by the optionee at any time within three months after such termination;

               (ii) if the optionee's employment is terminated by death, by the optionee's heirs, legatees or legal representatives at any time within one year after the date of death;

               (iii) if the optionee's employment is terminated because of disability (as defined in Section 22(e)(3) of the Code), by the optionee at any time within one year after the date of such termination; or

               (iv) if the optionee's employment is terminated by retirement (as defined in the Company's qualified retirement plan for salaried employees), by the optionee within three years after the date of retirement.

For an incentive stock option, these same provisions shall apply except the exercise period following termination of employment because of death or retirement shall not exceed three months.

          (b) Notwithstanding the foregoing, an option shall not be exercisable after the expiration of its specified term and shall be exercisable only to the extent it was exercisable at the date of such termination of employment, except that if the optionee's employment is terminated by death or, if the option so provides, by retirement, at any time on or after the first anniversary of the option, the option may be exercised in full during its specified term during the period provided above.

          (c) If an optionee is discharged for cause, the option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or gross misconduct.

     9. Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an optionee's lifetime only by the optionee.

     10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     11. Amendment of Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change or impair any option previously granted, without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all employees, (c) change the minimum purchase price, or (d) change the limitations on the option period or increase the time limitations on the grant of option.

     12. Effective Date. The Plan has been adopted by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, it shall be deemed to have become effective on August 23, 2000, the date of such approval by the Company's stockholders.

                                                                      APPENDIX B

                                    CHARTER

                            OF THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                                      OF

                KEWAUNEE SCIENTIFIC CORPORATION (THE "COMPANY")

I.   ORGANIZATION

     The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. Each Audit Committee member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member shall have accounting or related financial management expertise.

II.  STATEMENT OF POLICY

     The primary function of the Audit Committee is oversight. The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board's responsibility to the Company's shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports regarding the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the senior management of the Company.

III. MEETINGS

     The Audit Committee shall meet annually, or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee also shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed

IV.  RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities and duties, the Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to reasonably ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities and duties, the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

 . Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate, but no less frequently than annually.

 . Review the organization's annual financial statements and any related reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

INDEPENDENT AUDITORS

 . Recommend to the Board of Directors the selection of, and the fees and other compensation paid to, the independent auditors. On an annual basis, the Audit Committee shall review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence. In so doing, the Audit Committee shall require a report from the independent auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1.

 . Establish a clear understanding that independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

 . Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

 . Periodically consult with the independent auditors regarding internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

 . In consultation with the independent auditors, review the integrity of the organization's financial reporting processes, both internal and external.

 . Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

 . Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

PROCESS IMPROVEMENT

 . Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

 . Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

 . Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

 . Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

 . Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

 . Review, with the Company's counsel, any legal matter that could have a significant impact on the organization's financial statements.

 . Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                     PROXY

                        KEWAUNEE SCIENTIFIC CORPORATION
                            2700 West Front Street
                    Statesville, North Carolina 28677-2927

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Eli Manchester, Jr., Wiley N. Caldwell and Thomas F. Pyle as Proxies, each with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 7, 2000, at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on August 23, 2000 and at any adjournment thereof.

          Your vote for three directors may be indicated on the reverse side. John C. Campbell, Jr., James T. Rhind and William A. Shumaker have been nominated for election as Class II Directors. Your vote for approval of the Company's 2000 Key Employee Stock Option Plan may also be indicated on the reverse side.


               (Continued and to be signed on the reverse side)

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 below and FOR the approval of the Company's 2000 Key Employee Stock Option Plan. Please mark your vote inside one box below.

1.  Election of Class II Directors:
John C. Campbell, Jr., James T. Rhind and William A. Shumaker

FOR the nominees listed       WITHHOLD AUTHORITY
above (except as              to vote for the nominee
marked to the contrary)       listed above

     [_]                         [_]

If you wish to withhold authority for any of the nominees, write such nominee's name in this space

__________________________________________

2.  To approve the Company's 2000 Key Employee Stock Option Plan.

    [_] For     [_] Against     [_] Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                    You are urged to date, sign and return
                                    promptly this proxy in the envelope
                                    provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

                                    Date: _______________________________ , 2000

                                    ____________________________________________
                                                    Signature


                                    ____________________________________________
                                               Signature if held jointly

                                    IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.